Exhibit 32.2

Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, J. Patrick Keyes, Executive Vice President and Chief Financial Officer of WEC Energy Group, Inc. (the "Company"), hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Patrick Keyes
J. Patrick Keyes
Executive Vice President and Chief Financial Officer

November 6, 2015